                                  EXHIBIT 10.6

                              CONSULTING AGREEMENT


     THIS AGREEMENT is made and entered into as of 9th day of October 2002, by and between TTR Technologies, Inc., a Delaware corporation (the "Company") having an office at 575 Lexington Avenue, New York, New York 10022 and Baruch Sollish (the "Consultant").

     WHEREAS, the Company is interested in selling certain of its assets which relate to copy-protection software for use with various media and is desirous of retaining Consultant's services to assist in the negotiation and completion of a sale transaction;

     WHEREAS, Consultant has experience and expertise in the area of copy protection, and desires to be retained by the Company, all on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. DUTIES: The Company hereby engages Consultant for the term specified in Section 2 hereof to render services set forth in SCHEDULE I hereto (the "Services"), upon the terms and conditions set forth herein.

     2. TERM: Except as otherwise specified in Section 4 hereof, Consultant shall provide the Services from October 9, 2002 (the "Effective Date") through December 31, 2002.

     3. PLACE OF PROVISION OF SERVICES, TRAVEL: The Services hereunder shall be provided in London, UK. To this end, Consultant shall travel to London as required under this Agreement, at the Company's sole expense, request and discretion. All travel shall be in accordance with the Company's travel policies which shall include expenses for food, lodging and travel.

     4. FEES In consideration for the services rendered by Consultant to the Company pursuant to this Agreement Consultant shall be paid the sum of $196,000, payable to Consultant as follows (collectively, the "Fee") :

          (a)  $153,500 upon the execution hereof;

          (b) the balance of $42,500 on December 31, 2002. The balance to be paid pursuant to this Section 4(b) shall be held in escrow by the law firm Aboudi & Brounstein and shall be released to the Consultant on December 31, 2002 pursuant an escrow agreement in the form attached hereto as SCHEDULE II;

          (c ) In London the Company shall provide to Sollish a personal laptop for use in providing Services which Sollish may retain upon termination of this Agreement.

          (d) The Company hereby grants to the Consultant a 3 year warrant to purchase 50,000 shares of common stock of the Company, exercisable at the closing price of the Company stock as of the Effective Date as quoted on NASDAQ. The Consultant shall not be entitled to exercise the warrant until the first anniversary of this Agreement.

                                      -1b-

          (e) All sums payable to the Consultant hereunder are gross amounts. Consultant shall be solely responsible for the payment of all taxes and fees including without limitation any federal or state withholding taxes.

     5. THE CONSULTANT'S SERVICES: The Parties acknowledge that the Consultant will need to be in London and available for work hereunder for a period of at least four consecutive business days. The Parties may mutually agree that the Consultant shall provide Services for more than the initial four days. For each additional day over and above the initial four days Company shall pay to Consultant the fee of $1,000 per day plus expenses as outlined above, in addition to the Fee.

     6.   PROPRIETARY INFORMATION.

          (a) The term "Information" means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by the Consultant prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company; (b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Consultant or similar agreements by other Company consultants or employees (c) shall have been received by the Consultant from another person or entity having no obligation to the Company or (d) is approved in writing by the Company for release by the Consultant.

          (b) The Consultant agrees to hold in trust and confidence all Information disclosed to it and further confirms that it will not exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for its work with the Company.

          (c) The Consultant acknowledges and agrees that the Information furnished by the Company to it is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

     7.   MISCELLANEOUS:

          (a) This Agreement between the Company and Consultant constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

          (b) Consultant acknowledges and agrees that he is an independent contractor, is not the agent of the Company and has no authority in such capacity to bind or commit the Company by or to any contract or otherwise. Consultant is not, expressly or by implication, an employee of the Company for any purpose whatsoever.

          (c) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent
(i) postage prepaid by registered mail, return receipt

                                      -2b-
requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing:

         If to the Company:

                                                     TTR Technologies, Inc.
                                                     575 Lexington Avenue
                                                     New York, NY


                                                     If to the Consultant:

                                                     Baruch Sollish
                                                     43 Bet Israel St.
                                                     Emanuel 44845 Israel

          (d) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

          (e) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

          (f) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

          (g) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in this Section 8.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                                     /s/ Baruch Sollish

                                                     BARUCH SOLLISH


                                                     TTR TECHNOLOGIES, INC.

                                                     By: /s/ Daniel C. Stein

                                                     Name: Daniel C. Stein
                                                     Title:  CEO

                                      -3b-